UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2017

LSC COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37729	36-4829580
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

191 North Wacker Drive, Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

(773) 272-9200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On February 23, 2017, LSC Communications, Inc. (the “Company”) issued a press release (the “Original Press Release”) reporting the Company’s results for the fourth quarter and year ended December 31, 2016.

Subsequent to the issuance of the Initial Press Release, it was noted that one sentence in the Initial Press Release included two incorrect per diluted share amounts. This amendment to our Current Report on Form 8-K furnishes a corrected press release (the “Corrected Press Release”) that corrects those amounts by updating the first sentence in the second paragraph under the heading “Non-GAAP Adjusted EBITDA and Non-GAAP Net Income” to read as follows: “Non-GAAP net income totaled $15 million, or $0.48 per diluted share, in the fourth quarter of 2016 compared to non-GAAP net income in the fourth quarter of 2015 of $40 million, or $1.21 per diluted share.”

Information under this Item 2.02, including information set forth in Exhibit 99.1 of Item 9.01 below, is deemed to be furnished and not filed.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibit

Exhibit No.	Description of Exhibit

99.1	Corrected Press Release, dated February 23, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSC Communications, Inc.

Date: February 23, 2017	By:	/s/ Suzanne S. Bettman
	Name:	Suzanne S. Bettman
	Title:	Secretary; Chief Compliance Officer; General Counsel